Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “CLARIENT, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF JUNE, A.D. 1996, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF JANUARY, A.D. 1997, AT 2:17 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF MARCH, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MICROVISION MEDICAL SYSTEMS, INC.”  TO “CHROMAVISION MEDICAL SYSTEMS, INC.”, FILED THE TWENTY-THIRD DAY OF APRIL, A.D. 1997,

/s/ Jeffrey W. Bullock
2609468 8310	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7131409
090129782
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 02-11-09

1

Delaware

The First State

AT 9 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE SIXTH DAY OF MAY, A.D. 1997, AT 3:20 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE FIFTEENTH DAY OF AUGUST, A.D. 1997, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF MARCH, A.D. 1999, AT 2 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF JULY, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 2002, AT 5 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF MARCH, A.D. 2004, AT 3 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SIXTH DAY OF APRIL, A.D. 2004, AT 2:22 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM “CHROMAVISION MEDICAL SYSTEMS, INC.” TO “CLARIENT, INC.” FILED THE FIFTEENTH DAY OF MARCH, A.D. 2005, AT 9:01 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF JUNE, A.D. 2008, AT 5:11 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
2609468 8310	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7131409
090129782
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 02-11-09

2

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CLARIENT, INC.”.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “CLARIENT, INC.” WAS INCORPORATED ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1996.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

/s/ Jeffrey W. Bullock
2609468 8310	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7131409
090129782
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 02-11-09

3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CLARIENT, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2008, AT 5:11 O’CLOCK P.M.

/s/ Harriet Smith Windsor
2609468 8100	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6701621
080748748
You may verify this certificate online	DATE: 07-01-08
at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:11 PM 06/30/2008
FILED 05:11 PM 06/30/2008
SRV 080744325 – 2609468 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CLARIENT, INC.

Clarient, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

1.                                       That at a meeting of the board of directors of the Company (the “Board”) held on April 14, 2008, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

NOW THEREFORE, BE IT RESOLVED, that the first sentence of Article 4 of the Company’s Certificate of Incorporation be amended to read as follows:

4.             The aggregate number of shares that the corporation shall have authority to issue as One Hundred Fifty Eight Million (158,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).

2.             That thereafter, pursuant to the resolution of the Board, the proposed amendment was approved by the stockholders of the Company at the Company’s 2008 Annual Meeting of Stockholders held on June 18, 2008.

3.             That the foregoing amendment has been duly adopted by the Company’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Clarient, Inc. has caused to Certificate of Amendment to be executed by Ronald A. Andrews, its Chief Executive Officer and Vice Chairman and duly authorized officer, as of this 18th day of June, 2008.

CLARIENT, INC.

By:	/s/ Ronald A. Andrews
Ronald A. Andrews
Chief Executive Officer and Vice Chairman

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CLARIENT, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF JUNE, A.D. 1996, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF JANUARY, A.D. 1997, AT 2:17 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF MARCH, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MICROVISION MEDICAL SYSTEMS, INC.” TO “CHROMAVISION MEDICAL SYSTEMS, INC.”, FILED THE TWENTY-THIRD DAY OF APRIL, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE SIXTH DAY OF MAY, A.D.

/s/ Harriet Smith Windsor
2609468 8100H	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6531587
080443681
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 04-17-08

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Delaware

The First State

1997, AT 3:20 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE FIFTEENTH DAY OF AUGUST, A.D. 1997, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF MARCH, A.D. 1999, AT 2 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF JULY, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 2002, AT 5 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF MARCH, A.D. 2004, AT 3 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SIXTH DAY OF APRIL, A.D. 2004, AT 2:22 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM “CHROMAVISION MEDICAL SYSTEMS, INC.” TO “CLARIENT, INC.”, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2005, AT 9:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CLARIENT, INC.”.

2609468 8100H	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6531587
080443681
You may verify this certificate online	DATE: 04-17-08
at corp.delaware.gov/authver.shtml

2

State of Delaware
Secretary of State
Division of Corporations
FILED 09:00 AM 03/28/1996
960091555 – 2609468

CERTIFICATE OF INCORPORATION

OF

MICROVISION MEDICAL SYSTEMS, INC.

1.                                       The name of the corporation is MicroVision Medical Systems, Inc.

2.                                       The address of its registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington and the County of New Castle, Zip Code 19899. The name of its registered agent at such address is the Corporation Service Company.

3.                                       The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4.                                       The Aggregate number of shares that the corporation shall have authority to issue is Twenty Million shares (20,000,000), of which Twelve Million shares (12,000,000) will be Common Stock, par value One Cent ($.01) per share and Eight Million shares (8,000,000) will be Preferred stock, par value One Cent ($.01) per share. The board of directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred stock into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series.

5.                                       The name and mailing address of the sole incorporator is as follows:

Name	Address

Marilyn D. Adelman	c/o Safeguard Scientifies, Inc.
300 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087

6.             The corporation is to have perpetual existence.

7.             In furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.             The directors of this corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be personally liable to the corporation or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

9.             Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

10.           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.

11.           The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

12.           The corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of or as the agent of the corporation as a director, officer or the agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights arising under any by-law, agreement, vote of directors or stockholder or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article 12 shall not adversely affect any right or protection of a director or officer of this corporation existing at the time of such repeal or modification.

13.           The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming & corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of March, 1996.

\s\ Marilyn D. Adelman
Marilyn D. Adelman, Incorporator

State of Delaware
Secretary of State
Division of Corporations
FILED 04:30 pM 06/14/1996
960175271 – 2609468
ILLEGIBLE

CERTIFICATE OF DESIGNATIONS

OF

Microvision Medical Systems, Inc.

Pursuant to Section 151(g) of

the Delaware General corporation Law

1.             MicroVision Medical Systems, Inc., a Delaware corporation (the “corporation”), is authorized to issue two classes of shares, known as Common Stock and preferred Stock.

2.             The Board of Directors of the Corporation is authorized by the Certificate or incorporation to establish and designate one or more series of the Preferred stock and to fix and determine the rights and preferences as between the different series.

3.             The certificate of Incorporation of the corporation does not set forth the powers, designations, Preferences and rights of any shares of series of the Preferred Stock.

4.             Exhibit A is a copy of the resolutions adopted on the 14th day of June, 1996, by the Board of Directors of the Corporation designating the Series A Preferred Stock.

5.             The number of shares constituting the Series A Preferred Stock shall be 7,246,000.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly adopted in accordance with the provisions of Section 151(g) of the General corporation Law of the state of Delaware and the certificate of Incorporation of the Corporation and to be executed in its corporate name on the 14th day of June, 1996.

MICROVISIONS MEDICAL SYSTEMS, INC.

	By:	/s/ Michael S. Shiff
Michael S. Shiff
President

Attest

/s/ ILLEGIBLE
Assistant Secratary

State of Delaware
Secretary of State
Division of Corporations
FILED 04:30 pM 06/14/1996
960175271 – 2609468

Exhibit A

RESOLVED, that pursuant to the authority vested in the Board of directors of the Company by the Delaware General corporation law (“DGCL”) and the Company’s Certificate of Incorporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options conversion rights and other special or relative rights of the Series A Convertible Preferred Stock of the Company, all of which is set forth on Exhibit “A-1” hereto;

RESOLVED, that the proper officers of the Company, together and individually, are hereby authorized, empowered and directed, on behalf of the Company and in its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL, a certificate of Designation of Rights and Preferences with respect to the Series A preferred Stock; and to take any and all action as they or any of them may deem necessary or appropriate in connection with the foregoing, all on such terms and conditions as they or any of them deem necessary or appropriate.

EXHIBIT A-1

Certificate of Designation of Series A Preferred Stock

1.             Designation.  A total of 7,246,000 shares of the Corporation’s Preferred Stock shall be designated the “Series A Preferred Stock”.  As used herein, the term “Preferred Stock” used without reference to the Series A Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2.             Restrictions on Distributions.  Except to the extent in any instance approval is provided in writing by the holders of two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing.  “Subsidiary” or “Subsidiaries” means any corporation, partnership or joint venture of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors’ qualifying shares.

Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder’s life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

3.             Liquidation, Dissolution or Winding Up.

3.1          Treatment at Liquidation, Dissolution or Winding Up.

3.1.1       In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation preference, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series

A Preferred Stock equal to $1.00, plus $.10 for each year (pro rated for partial years) from June 30, 1996 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock and of any other series of Preferred Stock on parity with the Series A Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

3.2          Treatment of Reorganization, Consolidation, Merger, or Sale of Assets.  Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3; provided, however that, in the case of any such transaction to which the provisions of Section 5.6 also apply, the holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series A Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation of other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

3.3          Distributions Other than Cash.  Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation.  All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

4.             Voting Power.

4.1          General.  Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series A Preferred Stock could be converted, and (ii) the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for).  Each holder of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

4.2          Limitations During First Three Years.  Notwithstanding paragraph 4.1, for a period of three years from the date of the initial filing of this Certificate of Designation, the holders of Series A Preferred Stock shall not have any voting rights, other than as required by law and as provided in paragraph 4.3 and Section 6 below.

4.3          Director Election Rights.  So long as any shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect two directors of the Corporation (the “Series A Directors”).  If any shares of Series A Preferred Stock remain outstanding after the third anniversary of the initial date of filing of this Certificate of Designation, then the holders of the Series A Preferred Stock, voting as a separate class, shall thereafter have the right to elect a majority of the directors of the Corporation.  At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Directors.

5.             Conversion Rights.  The holders of the Series A Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

5.1          Voluntary Conversion.  Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock.  The number of shares of Common Stock which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A Preferred Stock being converted at any time, by (ii) the rate (the “Series A Conversion Rate”) equal to the quotient obtained by dividing $1.00 by the “Series A Conversion Value.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 5, shall be $1.00.

5.2          Automatic Conversion.

5.2.1       Events Causing Conversion.  Immediately (A) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $30,000,000, but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of Series A Preferred Stock to convert at least two-thirds of the outstanding shares of Series A Preferred Stock to Common Stock; all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to this Section 5 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

5.2.2       Surrender of Certificates Upon Mandatory Conversion.  Upon the occurrence of the conversion event specified in paragraph 5.2.1, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock.  Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which the conversion occurred.  The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

5.3          Anti-Dilution Adjustments.

5.3.1       Upon Dilutive Issuances.  If the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

N0 + N1
N0 + N2

Where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series A Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:

initial capital	1,000,000
initial conversion price	$1.00

new shares issued	1,000,000
new issue price	$0.50

new conversion price	$0.75

total new consideration	$500,000
new shares which would be issued at initial conversion price	500,000

The provisions of this Section 5.3.1 may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

5.3.2       Common Stock Equivalents.

5.3.2.1    General.  For the purposes of this Section 5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock.  Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises.  No adjustment of the Series A Conversion Value shall be made under this Section 5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

5.3.2.2    Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents.  Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 5.3, then, upon the effectiveness of each such change, the Series A Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Conversion Value as adjusted pursuant to clause (1) above.  Any adjustment of the Series A Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series A Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series A Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

5.3.3       Net Consideration Per Share.  For purposes of this Section 5.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

5.3.3.1    The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

5.3.3.2    The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

5.3.4       Stock Dividends for Holders of Capital Stock Other Than Common Stock.  In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series A Preferred Stock.

5.3.5       Consideration Other than Cash.  For purposes of this Section 5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

5.3.6       Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares.  This Section 5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series A Preferred Stock.  Further, this Section 5.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

5.4          Adjustment Upon Extraordinary Common Stock Event.  Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common

Stock into a smaller number of shares of the Common Stock.

5.5          Adjustment Upon Certain Dividends.  In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 5.

5.6          Adjustment Upon Capital Reorganization or Reclassification.  If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.  The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series A Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event.  If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

5.7          Certificate as to Adjustments; Notice by Corporation.  In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

5.8          Exercise of Conversion Privilege.  To exercise its conversion privilege,

a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.  The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the “Conversion Date”.  As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

5.9          Cash in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date.  The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

5.10        Partial Conversion.  In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

5.11        Reservation of Common Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common

Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.             Restrictions and Limitations on Corporate Action.

The Corporation shall not take any corporate action or amend its Certificate of Incorporation or this Certificate of Designation (except to reduce the number of shares designated as Series A Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock.  Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or this Certificate of Designation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, if such amendment or corporate action would:

(a)           cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof; or

(b)           authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation preferences, dividend rights or containing redemption rights; or

(c)           reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(d)           adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A Preferred Stock; or

(e)           cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein; or

(f)            provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

(g)           authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization,

recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 hereof.

7.             No Dilution or Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms.  Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8.             Notices of Record Date.  In the event of

(a)           any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b)           any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c)           any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up.  Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

9.             Status of Converted or Repurchased Series A Preferred Stock.  Any share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption,

purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock.  Upon the cancellation of all outstanding shares of Series A Preferred Stock, the provisions of this Certificate of Designation of Series A Preferred Stock shall terminate and have no further force and effect.

CERTIFICATE OF DESIGNATION

OF

SERIES “B” PREFERRED STOCK

OF

MICROVISION MEDICAL SYSTEMS, INC.

Pursuant to Section 151(g) of the Delaware General Corporation Law, it is hereby certified that:

1.     The name of the corporation (hereinafter called the “corporation”) is:

MicroVision Medical Systems, Inc.

2.     The certificate of incorporation of the corporation authorizes the issuance of 8,000,000 shares of Preferred Stock of a par value of One Cent ($.01) each and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3.     The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series “B” issue of Preferred Stock at set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Designation to be duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and to be executed in its corporate name on the 2nd day of January 1997.

MICROVISION MEDICAL SYSTEMS, INC.

/s/ John S. Scott
John S. Scott, Chairman

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:17 PM 01/03/1997
971003125 – 2609468

EXHIBIT A

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by the Delaware General Corporation Law (“DGCL”) and the Company’s Certificate of Incorporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Series B Preferred Stock of the Company, all of which is set forth on Exhibit A-1 hereto; and it is further

RESOLVED, that the Series B Preferred Stock will have substantially the same terms as the existing Series A Preferred Stock except that it will have junior liquidation preference; and it is further

RESOLVED, that the proper officers of the Company, together and individually, are hereby authorized, empowered and directed, on behalf of the Company and in its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL, a Certificate of Designation of Rights and Preferences with respect to the Series B Preferred Stock; and to take any and all actions as they or any of them may deem necessary to appropriate in connection with the foregoing, all on such terms and conditions as they or any of them deem necessary or appropriate to effectuate the issuance and sale of the Series B Preferred Stock as hereinbefore described.

Certificate of Designation of Series B Preferred Stock

1.             Designation. A total of 221,850 shares of the Corporation’s Preferred Stock shall be designated the “Series B Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series B Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2.             Liquidation, Dissolution or Winding Up.

2.1          Treatment at Liquidation, Dissolution or Winding Up.

2.1.1       In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of the Series A Preferred Stock and any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series B Preferred Stock equal to $4.50, plus $.10 for each year (pro rated for partial years) from January 1, 1997 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series B Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with the Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

2.2          Treatment of Reorganization, Consolidation, Merger, or Sale of Assets.  Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2; provided, however that, in the case of any such transaction to which the provisions of Section 4.6 also apply, the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 4.6 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

The provisions of this Section 2.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

2.3          Distributions Other than Cash.  Whenever the distribution provided for in this Section 2 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation.  All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

3.             Voting Power.

3.1          General. Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series B Preferred Stock could be converted, and (ii) the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

3.2          Limitations During First Three Years.  Notwithstanding paragraph 3.1, for a period of three years from the date of the initial filing of this Certificate of Designation, the holders of Series B Preferred Stock shall not have any voting rights, other than as required by law and as provided in Section 5 below.

4.             Conversion Rights.  The holders of the Series B Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

4.1          Voluntary Conversion.  Subject to and in compliance with the provisions of this Section 4, any shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time, by (ii) the rate (the “Series B Conversion Rate”) equal to the quotient obtained by dividing $4.50 by the “Series B Conversion Valve.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 4, shall be $4.50.

4.2          Automatic Conversion.

4.2.1       Events Causing Conversion.  Immediately (A) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $30,000,000, but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of Series B Preferred Stock to convert at least two-thirds of the outstanding shares of Series B Preferred Stock to Common Stock; all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series B Preferred Stock are convertible pursuant to this Section 4 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

4.2.2       Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in paragraph 4.2.1, the holders of the Series B

Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock.  Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

4.3          Anti-Dilution Adjustments.

4.3.1       Upon Dilutive Issuances.  If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 4.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0 + N1
N0 + N2

Where:

N0 =  the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:

initial capital	1,000,000
initial conversion price	$1.00

new shares issued	1,000,000
new issue price	$0.50

new conversion price	$0.75

total new consideration	$500,000
new shares which would be issued at initial conversion price	500,000

The provisions of this Section 4.3.1 may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

4.3.2       Common Stock Equivalents.

4.3.2.1    General. For the purposes of this Section 4.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section 4.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

4.3.2.2    Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents.  Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.3, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 4.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

4.3.3       Net Consideration Per Share. For purposes of this Section 4.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

4.3.3.1    The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

4.3.3.2    The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

4.3.4       Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Preferred Stock.

4.3.5       Consideration Other than Cash. For purposes of this Section 4.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

4.3.6       Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 4.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Preferred Stock. Further, this Section 4.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

4.4          Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

4.5          Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.

4.6          Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall he a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

4.7          Certificate as to Adjustments: Notice by Corporation. In each case of an adjustment or readjustment of the Series B Conversion Value, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

4.8          Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the “Conversion Date”. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

4.9          Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

4.10        Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

4.11        Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights or Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.             Restrictions and Limitations on Corporate Action.

The Corporation shall not take any corporate action or amend its Certificate of Incorporation or this Certificate of Designation (except to reduce the number of shares designated as Series B Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or this Certificate of Designation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment or corporate action would:

(a)      reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(b)      adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock; or

(c)      cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 4 herein.

7.             No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist is the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8.             Notices of Record Date. In the event of:

(a)       any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b)      any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c)           any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall he entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

9.             Status of Converted or Repurchased Series B Preferred Stock. Any share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series B Preferred Stock, the provisions of this Certificate of Designation of Series B Preferred Stock shall terminate and have no further force and effect.

IN WITNESS WHEREOF, MicroVision Medical Systems, Inc. has caused this certificate to be signed by John S. Scott, its Chairman, on the 2nd day of January, 1997.

MICROVISION MEDICAL SYSTEMS, INC.

By:	/s/ John S. Scott
John S. Scott, Chairman

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

MICROVISION MEDICAL SYSTEMS, INC.

MicroVision Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST:  That at a meeting of the board of directors held on December 12, 1996, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company.  The resolution setting forth the amendment is as follows:

RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:

4.  The aggregate number of shares that the corporation shall have authority to issue is Fifty Million (58,000,000) shares, of which Fifty Million shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares, all of which are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).

SECOND:  That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated March 11, 1997.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Douglas S. Harrington, its Chief Executive Officer on this 11th day of March, 1997.

MICROVISION MEDICAL SYSTEMS, INC.

By:	\s\ Douglas S. Harrington
Douglas S. Harrington, Chief Executive Officer

State of Delaware
Secretary of state
Division of corporations
Filed 09:00 am 03/11/1997
971079611 – 2609468

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF DESIGNATION OF SERIES “B” PREFERRED STOCK

OF

MICROVISION MEDICAL SYSTEMS, INC.

It is hereby certified that:

1.  The name of the corporation (hereinafter called the “corporation”) is MicroVision Medical Systems, Inc.

2.  The Certificate of Designation of the corporation, which was filed by the Secretary of State of Delaware on January 3, 1997, is hereby corrected.

3.  The inaccuracy to be corrected in said instrument is as follows:

Section numbers and references to Section 5

4.  The entire Certificate of Designation of Series “B” Preferred Stock in corrected form is attached hereto as Exhibit A.

Signed on March 17, 1997.

/s/ John S. Scott
John S. Scott, Chairman

State of Delaware
Secretary of state
Division of corporations
Filed 09:00 am 03/18/1997
971088460 – 2609468

CERTIFICATE OF DESIGNATION

OF

SERIES “B” PREFERRED STOCK

OF

MICROVISION MEDICAL SYSTEMS, INC.

Pursuant to Section 151(g) of the Delaware General Corporation Law, it is hereby certified that:

1.  The name of the corporation (hereinafter called the “corporation”) is:

MicroVision Medical Systems, Inc.

2.  The certificate of incorporation of the corporation authorizes the issuance of 8,000,000 shares of Preferred Stock of a par value of One Cent ($.01) each and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3.  The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series “B” issue of Preferred Stock at set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Designation to be duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and to be executed in its corporate name on the 6th day of January 1997.

MICROVISION MEDICAL SYSTEMS, INC.

/s/ John S. Scott
John S. Scott, Chairman

EXHIBIT A

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by the Delaware General Corporation Law (“DGCL”) and the Company’s Certificate of Incorporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Series B Preferred Stock of the Company, all of which is set forth on Exhibit A-1 hereto; and it is further

RESOLVED, that the Series B Preferred Stock will have substantially the same terms as the existing Series A Preferred Stock except that it will have junior liquidation preference; and it is further

RESOLVED, that the proper officers of the Company, together and individually, are hereby authorized, empowered and directed, on behalf of the Company and in its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL, a Certificate of Designation of Rights and Preferences with respect to the Series B Preferred Stock; and to take any and all actions as they or any of them may deem necessary to appropriate in connection with the foregoing, all on such terms and conditions as they or any of them deem necessary or appropriate to effectuate the issuance and sale of the Series B Preferred Stock to Safeguard Scientifics; and it is further

Certificate of Designation of Series B Preferred Stock

1.             Designation.         A total of 221,850 shares of the Corporation’s Preferred Stock shall be designated the “Series B Preferred Stock”.  As used herein, the term “Preferred Stock” used without reference to the Series B Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2.             Liquidation, Dissolution or Winding Up.

2.1.         Treatment at Liquidation, Dissolution or Winding Up.

2.1.1       In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of the Series A Preferred Stock and any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series B Preferred Stock equal to $4.50, plus $.10 for each year (pro rated for partial years) from January 1, 1997 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series B Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with the Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

2.2          Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2; provided, however that, in the case of any such transaction to which the provisions of Section 4.6 also apply, the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 4.6 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

The provisions of this Section 2.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

2.3          Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

3.             Voting Power.

3.1          General. Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series B Preferred Stock could be converted, and (ii) the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

3.2          Limitations During First Three Years. Notwithstanding paragraph 3.1, for a period of three years from the date of the initial filing of this Certificate of Designation, the holders of Series B Preferred Stock shall not have any voting rights, other than as required by law and as provided in Section 4 below.

4.             Conversion Rights. The holders of the Series B Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

4.1          Voluntary Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time, by (ii) the rate (the “Series B Conversion Rate”) equal to the quotient obtained by dividing $4.50 by the “Series B Conversion Value.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 4, shall be $4.50.

4.2          Automatic Conversion.

4.2.1       Events Causing Conversion. Immediately (A) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $30,000,000, but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of Series B Preferred Stock to convert at least two-thirds of the outstanding shares of Series B Preferred Stock to Common Stock; all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series B Preferred Stock are convertible pursuant to this Section 4 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

4.2.2       Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in paragraph 4.2.1, the holders of the Series B

Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

4.3          Anti-Dilution Adjustments.

4.3.1       Upon Dilutive Issuances. If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 4.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 4.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0 + N1
N0 + N2

Where:

N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:

initial capital	1,000,000
initial conversion price	$1.00

new shares issued	1,000,000
new issue price	$0.50

new conversion price	$0.75

total new consideration	$500,000
new shares which would be issued at initial conversion price	500,000

The provisions of this Section 4.3.1 may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

4.3.2       Common Stock Equivalents.

4.3.2.1    General.  For the purposes of this Section 4.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section 4.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

4.3.2.2    Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents.  Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.3, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 4.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

4.3.3       Net Consideration Per Share.  For purposes of this Section 4.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

4.3.3.1    The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

4.3.3.2    The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

4.3.4       Stock Dividends for Holders of Capital Stock Other Than Common Stock.  In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Preferred Stock.

4.3.5       Consideration Other than Cash. For purposes of this Section 4.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

4.3.6       Exceptions to Anti-dilution Adjustments: Basket for Reserved Employee Shares.  This Section 4.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Preferred Stock. Further, this Section 4.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

4.4          Adjustment Upon Extraordinary Common Stock Event.  Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

4.5          Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.

4.6          Adjustment Upon Capital Reorganization or Reclassification.  If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

4.7          Certificate as to Adjustments: Notice by Corporation. In each case of an adjustment or readjustment of the Series B Conversion Value, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

4.8          Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the “Conversion Date”. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

4.9          Cash in Lien of Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

4.10        Partial Conversion.  In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

4.11        Reservation of Common Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.             Restrictions and Limitations on Corporate Action.

The Corporation shall not take any corporate action or amend its Certificate of Incorporation or this Certificate of Designation (except to reduce the number of shares designated as Series B Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or this Certificate of Designation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment or corporate action would:

(a)                reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(b)                adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock; or

(c)                cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 4 herein.

6.             No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

7.             Notices of Record Date. In the event of:

(a)                any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b)                any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c)                any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall he entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

8.             Status of Converted or Repurchased Series B Preferred Stock. Any share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series B Preferred Stock, the provisions of this Certificate of Designation of Series B Preferred Stock shall terminate and have no further force and effect.

IN WITNESS WHEREOF, MicroVision Medical Systems, Inc. has caused this certificate to be signed by John S. Scott, its Chairman, on the 2nd day of January, 1997.

MICROVISION MEDICAL SYSTEMS, INC.

By:	/s/ John S. Scott
John S. Scott, Chairman

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/23/1997
971131573 – 2609468

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

MICROVISION MEDICAL SYSTEMS, INC.

MicroVision Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That at a meeting of the board of directors held on December 12, 1996, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that the first sentence of Article 1 of the Certificate of Incorporation be amended to read as follows:

1. The name of the corporation is ChromaVision Medical Systems, Inc.

SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated April 23, 1997.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Douglas S. Harrington, its Chief Executive Officer on this 23rd day of April, 1997.

MICROVISION MEDICAL SYSTEMS, INC.

By:	/s/ Douglas S. Harrington
Douglas S. Harrington, Chief Executive Officer

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT

OF

MICROVISION MEDICAL SYSTEMS, INC.

(Now known as CHROMAVISION MEDICAL SYSTEMS, INC.)

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is ChromaVision Medical Systems, Inc.

2. The name of the corporation was changed by filing a Certificate of Amendment on March 18, 1997.

3. The Certificate of Amendment of the corporation, which was filed by the Secretary of State of Delaware on March 11, 1997 is hereby corrected.

4. The inaccuracy to be corrected in said instrument is as follows: There is a word missing in the number of shares authorized to be issued.

5. The portion of the instrument in corrected form is as follows:

RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:

4. The aggregate number of shares that the corporation shall have authority to issue is Fifty Eight Million (58,000,000) shares, of which Fifty Million shares are of one class and are designated as Common Stock and the per value of each share is One Cent ($.01); and Eight Million (8,000,000) shares, all of which are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).

Signed on May 6, 1997.

/s/ Douglas S. Harrington
Douglas S. Harrington,
Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:20 PM 05/06/1997
971147801 – 2609468

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 08/15/1997
971273475 – 2609468

CERTIFICATE OF CORRECTION

of the

CERTIFICATE OF AMENDMENT

of

CHROMAVISION MEDICAL SYSTEMS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is ChromaVision Medical Systems, Inc.

2. The Certificate of Amendment to the Certificate of Incorporation, which was filed with the Secretary of State of Delaware on April 23, 1997, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows:

The date of the meeting of the board of directors at which the Amendment was voted on was held on December 12, 1996.

4. The portion of the instrument in corrected form shall read in full as follows:

FIRST: That at a meeting of the board of directors held on April 22, 1997, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company.

Signed on August 14, 1997.

CHROMAVISION MEDICAL SYSTEMS, INC.

/s/ Kevin O’Boyle
Kevin O’Boyle,
Vice President, Chief Financial Officer

CERTIFICATE OF DESIGNATIONS

OF

SERIES C PREFERRED STOCK

(Par Value $.01 Per Share)

OF

CHROMAVISION MEDICAL SYSTEMS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

ChromaVision Medical Systems, Inc., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority conferred upon the Board of Directors of the Company (the “Board of Directors”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “GCL”), the Board of Directors, on February 10, 1999, adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share:

RESOLVED, that (1) pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates 200,000 shares of the preferred stock, par value $.01 per share, of the Corporation as “Series C Preferred Stock” (the “Preferred Shares”), and the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below (the “Certificate of Designations”) and (2) in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and in its name to execute and file the Certificate of Designations with the Delaware Secretary of State:

Section 1.  Designation and Amount. The shares of such series shall be designated as “Series C Preferred Stock” and the number of shares constituting such series so designated shall be 200,000 (the “Series C Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 03/11/1999
991095380 – 2609468

Section 2.  Dividends and Distributions.

(a)           Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum) or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series C Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

(b)           The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend

2

Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

(a)           Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

(b)           Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation, as amended (the “Charter”), in any other certificate of designations creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)           Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(a)           Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

3

(i)            authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii)           authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to: (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the

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provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series C Preferred Stock was entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

Section 7.  Consolidation, Merger or Other. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or otherwise changed, then in any such event each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

Section 8.  No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

Section 9.  Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series or Classes of the Corporation’s Preferred Stock whether issued before or after the issuance of the Series C Preferred Stock.

Section 10.  Amendment. The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single Series.

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IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused this Certificate of Designations to be executed on its behalf to by its Chief Executive Officer this 8th day of March, 1999.

CHROMAVISION MEDICAL SYSTEMS, INC.

By:	/s/ Douglas S. Harrington, M.D.
Douglas S. Harrington, M.D.
Chief Executive Officer

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 07/10/2001
010330861 – 2609468

CERTIFICATE OF DESIGNATIONS OF THE POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL

AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND

QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

THEREOF

of

SERIES D 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

for

CHROMAVISION MEDICAL SYSTEMS, INC.

CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended to date, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Section 4 of the Certificate of Incorporation of the Corporation, as amended to date, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 12,500 shares, par value $0.01, to be designated “Series D 5% Cumulative Convertible Preferred Stock.”

RESOLVED, that each share of Series D 5% Cumulative Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

1.  Designation. There is hereby created out of the authorized and unissued shares of the preferred stock of the Corporation a series of preferred stock designated as the “Series D 5% Cumulative Convertible Preferred Stock.” The number of shares (the “Preferred Shares”) constituting such series shall be 12,500.

2.  Dividends.

(a) Cumulative. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of five percent (5%) per annum (i.e., two and one-half percent (2 1/2%) semi-annually) of the Liquidation Value (as defined below) of each outstanding Preferred Share, accruing daily from the date of issuance and compounded on June 30th and December 31st of each year (each a “Dividend Payment Date”), commencing with the first Dividend Payment Date occurring after the original issuance date of such share, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation. For purposes of computing any per diem accrual, calculations shall be made using a 360-day year.

(b) Stock Payment or Cash Payment. The Corporation shall pay the dividends payable on the outstanding Preferred Shares on each Dividend Payment Date either in cash or in shares of common stock, par value $0.01, of the Corporation (“Common Stock”), at the Corporation’s option (subject to the terms hereof), provided that accrued but unpaid dividends on any Preferred Shares which are redeemed or repurchased hereunder or otherwise shall be paid in cash concurrently with such redemption or repurchase. Unless the Corporation shall deliver to all holders of Preferred Shares an irrevocable written notice (“Dividend Notice”) at least twenty-five (25) Trading Days (as defined below) prior to any Dividend Payment Date electing to pay dividends on the Preferred Shares in shares of Common Stock on such Dividend Payment Date, the Corporation shall pay dividends on the Preferred Shares in cash. If the Corporation timely elects to so pay dividends in Common Stock, then the number of such shares to be issued on such Dividend Payment Date shall be the number determined by dividing (x) the dollar amount of dividends due, by (y) 95% of the average of the closing bid prices per share of Common Stock over the five (5) consecutive Trading Days immediately preceding such Dividend Payment Date as reported by the Principal Market. Such shares shall be issued and delivered within three (3) Trading Days following the applicable Dividend Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If the Corporation fails to issue such shares of Common Stock in such manner within such 3-Trading Day period following the Dividend Payment Date, then the holders of Preferred Shares shall have the right to elect whether to receive such dividends in cash or Common Stock.

Notwithstanding anything to the contrary contained herein, the Corporation may not pay dividends hereunder in shares of Common Stock (and must deliver cash in respect thereof) if as of the Dividend Payment Date there is no Effective Registration (as defined in the Purchase Agreement, defined below) or:

(1)                                  the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue the number of shares issuable upon conversion of all Preferred Shares at the then applicable Conversion Price;

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(2)                                  the Corporation (together with its subsidiaries on a consolidated basis) does not have current assets exceeding its current liabilities (as determined in accordance with generally accepted accounting principles) or is unable to pay all its debts as they become due in the ordinary course of business, or the Corporation is subject to any liquidation, dissolution or winding up of its affairs, or the Corporation or its assets is subject to any bankruptcy, insolvency, reorganization or similar proceeding;

(3)                                  the Corporation shall have failed to pay any dividend payments when due on more than one occasion; or

(4)                                  such issuance would cause the ownership limitations contained in Section 5(j) below to be violated.

Each holder of Preferred Shares agrees that it shall notify the Corporation in writing within ten (10) Trading Days following any Dividend Notice (or within ten (10) Trading Days following the existence of such condition, if later) if the Corporation will be unable to pay dividends in Common Stock in full on the applicable Dividend Payment Date without violation of the ownership limitations contained in subsections (A) and (B) of Section 5(j) below. Each such holder further agrees not to purchase any shares of Common Stock (other than Common Stock issuable upon conversion, exercise or exchange of Securities (as defined in the Purchase Agreement)) following such Dividend Notice to the extent any such purchase could reasonably be expected to prevent payment of dividends in Common Stock in whole or in part on the applicable Dividend Payment Date without violation of the ownership limitations contained in subsections (A) and (B) of Section 5(j) below. In the event the Corporation is unable to pay any dividends in Common Stock in full on the applicable Dividend Payment Date without violation of the ownership limitations contained in subsections (A) and (B) of Section 5(j) below due solely to such holder of Preferred Shares owning shares of Common Stock purchased on an Approved Market or from a third party (other than Common Stock received upon conversion, exercise or exchange of Securities), then the Corporation’s obligation to issue such shares of Common Stock as a dividend which would exceed such limits referred to in such subsections 5(j)(A) and (B) shall be suspended to the extent necessary until such time as shares of Common Stock may be issued in compliance with such restrictions, and the Corporation shall have no obligation to pay such dividends in cash during such suspension, provided that the number of such shares to be issued shall be determined as of the applicable Dividend Payment Date, not the date on which the shares are actually issued.

3.  Liquidation value. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of $1,000 per share plus all accrued but unpaid dividends thereon and all liquidated damages

3

payable under Section 2(b) of the Registration Rights Agreement which have not yet been paid (collectively, the “Liquidation Value”). The foregoing shall not affect any rights which holders of Preferred Shares may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages.

4.  Issuance of Preferred Shares. The Preferred Shares shall be issued by the Corporation pursuant to a Purchase Agreement, dated on or about the date hereof (“Purchase Agreement”) between the Corporation and the initial subscriber or subscribers for the Preferred Shares thereunder (collectively, the “Subscriber”), and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement, dated on or about the date hereof (“Registration Rights Agreement”) between such parties in connection with the Purchase Agreement.

5.  Conversion. Subject to the terms hereof, each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all Preferred Shares held by such holder for such number of fully paid, validly issued and nonassessable shares (“Common Shares”) of Common Stock, free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Value multiplied by the number of Preferred Shares being converted, by (ii) the applicable Conversion Price (as defined in Section 5(b) below) determined as hereinafter provided in effect on the Conversion Date (subject to the limitations set forth in this Section 5). Immediately following such conversion, the rights of the holders of converted Preferred Shares shall cease and the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders.

(a) Mechanics of Conversion. To convert Preferred Shares into Common Shares, the holder shall give written notice (“Conversion Notice”) to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) no later than the Conversion Date stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the conversion date specified in such Conversion Notice shall be referred to herein as the “Conversion Date”). Within one Trading Day following delivery of any such Conversion Notice, the holder shall deliver (which also may be delivered by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice and subject to the book-entry provisions set forth below, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the

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number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and certificates for unconverted Preferred Shares) within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice. If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

The Corporation’s obligation to issue Common Shares upon conversion of Preferred Shares shall be absolute, is independent of any covenant of any holder of Preferred Shares, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Preferred Shares whether pursuant to this Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Warrants (as defined in the Purchase Agreement) or otherwise.

Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender such holder’s certificates for Preferred Shares to the Corporation unless such holder is converting all of the Preferred Shares then held by such holder. The holders of Preferred Shares and the Corporation shall maintain records showing the number of Preferred Shares so converted hereunder, the number of Common Shares received upon conversion and the dates of such conversions, or shall use such other method, reasonably satisfactory to the holders and the Corporation, so as not to require physical surrender of certificates for Preferred Shares upon each such conversion. Notwithstanding the foregoing, if any Preferred Shares are converted as aforesaid, such holder of Preferred Shares may not transfer its Preferred Shares unless such holder first physically surrenders to the Corporation all certificates representing any Preferred Shares which have previously been converted in

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whole or in part, whereupon the Corporation will forthwith issue and deliver upon the order of such holder new certificate(s) evidencing Preferred Shares, registered as such holder may request, representing in the aggregate, together with all other certificates evidencing Preferred Shares held by such holder, the remaining number of Preferred Shares held by such holder. Each holder of Preferred Shares (and any successor in interest or assignee), by acceptance of Preferred Shares, acknowledges that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares actually owned by such holder may be less than the number of Preferred Shares set forth on the face of the certificates representing Preferred Shares and held by such holder.

(b) Determination of Conversion Price.

For purposes of this Certificate of Designations, the following terms shall have meanings ascribed to them below:

“Change In Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Corporation prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Corporation’s Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation’s voting power, (iii) there is a replacement of more than one-half of the members of the Corporation’s Board of Directors which is not approved by those individuals who are members of the Corporation’s Board of Directors immediately prior to any such replacement, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis, or (v) the Corporation enters into an agreement providing for an event set forth in (i), (ii), (iii) or (iv) above, pursuant to which the Common Stock is converted or reclassified into other securities, cash or property.

“Closing Price” shall mean the average VWAP over the five (5) Trading Days immediately preceding the Closing Date (as defined in the Purchase Agreement), as such Closing Price may be adjusted pursuant to the terms of this Certificate of Designations.

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“Conversion Price” shall mean 115% of the Closing Price (“Initial Conversion Price”), provided, however, that on the one-year anniversary of the Closing Date, the Conversion Price hereunder shall be automatically adjusted to (and shall thereafter equal, until further adjusted) a price equal to the lesser of (A) the Initial Conversion Price and (B) the average VWAP during the Pricing Period, provided that the Conversion Price shall not be adjusted to a figure that is less than the Floor Price, except pursuant to an adjustment required under Section 5(c) below, and provided, further, that following the occurrence of any Interfering Event (as defined in the Registration Rights Agreement) upon which the holders of Preferred Shares have a right to sell any or all Preferred Shares to the Corporation, the Conversion Price hereunder shall equal the lesser of (a) the then applicable Conversion Price, and (b) the lowest closing bid price for the Common Stock on the Principal Market over the five Trading Days immediately preceding the Conversion Date or redemption date; in each case such Conversion Price shall be subject to adjustment (or further adjustment, as the case may be) from time to time pursuant to the terms of this Certificate of Designations (including without limitation pursuant to Section 5(c) below).

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Floor Price” shall mean 70% of the Closing Price, as such figure shall be appropriately and equitably adjusted pursuant to any stock splits, stock dividends and similar events.

“Pricing Period” shall mean the period of fifteen (15) consecutive Trading Days immediately preceding the one-year anniversary of the Closing Date.

“MFN Transaction” shall mean a transaction in which the Corporation issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Corporation on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Corporation. In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances

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the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or could be converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Purchaser. In the event the Corporation directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Market” shall mean the NASDAQ National Market System or such other principal market or exchange on which the Common Stock is then listed for trading.

“Trading Day” shall mean a day on which there is trading on the NASDAQ National Market System or such other market or exchange on which the Common Stock is then principally traded.

“Variable Rate Transaction” shall mean a transaction in which the Corporation issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Corporation pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Corporation which are registered for resale pursuant to the Securities Act.

“VWAP” shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day as reported on Bloomberg’s, as such figure may be adjusted pursuant hereto.

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(c) Stock Splits; Dividends; Adjustments.

(i) Stock Splits, Dividends, Etc. If the Corporation or any of its subsidiaries, at any time while the Preferred Shares are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock other than a stock dividend on the Preferred Shares pursuant to Section 2 above, (B) subdivide outstanding Common Shares into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to: (i) the Conversion Price, (ii) the Floor Price, and (iii) each VWAP occurring on any Trading Day included in the period used for determining the Closing Price, the Conversion Price or the Floor Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 5(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 5(c)(i).

(ii) Distributions. If the Corporation or any of its subsidiaries, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(c)(i) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted all their Preferred Shares into Common Shares immediately prior to the record date for such distribution (without regard to any limitations on ownership contained herein).

(iii) Common Stock Issuances. In the event that the Corporation or any of its subsidiaries (X) issues or sells any Common Stock or Convertible Securities or (Y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible

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Securities which are currently outstanding, in any case under clause (X) or (Y) at or to an effective Per Share Selling Price which is less than:

(A) the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options (“Fair Market Price”), then in each such case, each Affected Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying each Affected Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at such Fair Market Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale; or

(B) the then applicable Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount equal to such Per Share Selling Price.

The foregoing provision of this Section 5(c)(iii) shall not apply to sales or issuances of shares of Common Stock or rights to purchase or acquire Common Stock from the Corporation (1) pursuant to the Corporation’s employee, officer or director bona fide stock option or stock incentive plans and programs duly adopted by the Corporation’s Board of Directors, (2) to consultants as reasonable compensation for services rendered, (3) up to 657,150 shares of Common Stock at a minimum purchase price of $7 per share pursuant to the existing agreement between the Corporation and VennWorks LLC entered into in January 2001 (such 657,150 shares and $7 figure subject to appropriate and equitable adjustment for stock splits, stock dividends and similar standard anti-dilution events), (4) upon exercise of warrants to purchase up to 56,070 shares of Common Stock issued to a wholly owned subsidiary of Safeguard Scientifics, Inc. and VennWorks LLC in September 2000 at an exercise price of $12.48 per share (subject to appropriate and equitable adjustment for stock splits, stock dividends and similar standard

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anti-dilution events) or (5) pursuant to an underwritten public offering by the Corporation (excluding “equity line” transactions or issuances under a “shelf” registration statement) resulting in net proceeds to the Corporation in excess of $20 million.

For the purposes of the foregoing adjustments of this Section 5(c)(iii), in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

For purposes of this Section 5(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

(iv)  All calculations under this Section 5(c) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(v)   No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock, provided that the Corporation shall not increase such par value so long as any Preferred Shares are outstanding.

(vi)  The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall facsimile and mail, first class, postage prepaid, the notice at least 3 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 5(c)(i) or (ii) above.

(d)           Notice of Record Date.    In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least ten (10) Trading Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

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(e)           Issue Taxes.    The Corporation shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of, or payment of dividends on, Preferred Shares pursuant hereto.  However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof or dividend payment thereon are issued in a name other than such holder’s name.

(f)            Reservation of Stock Issuable upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to at least (i) 200% of the number of shares issuable upon conversion of the Preferred Shares at the then applicable Conversion Price (without regard to any limitations or restrictions set forth herein), and (ii) 100% of the number of shares issuable upon payment of all dividends hereunder in Common Stock for a dividend payment period of three years after the Closing Date. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in commercially reasonable best efforts to obtain any requisite stockholder approval.

(g)           Fractional Shares.    No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation’s option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

(h)           Reorganization, Merger or Going Private.    In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a “going private”  transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event unless the holders of a majority of

12

the outstanding Preferred Shares consent to such terms of such new securities (including any affirmative vote to approve the transaction or adopt the agreement pursuant to which the transaction is to be effected). If the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(c)(ii) above and such Section shall also apply to such distribution. Nothing contained in this paragraph shall affect the repurchase rights of holders of Preferred Shares set forth in Section 5(m) below, provided that the rights contained in this paragraph may not be exercised to the extent that a holder’s Preferred Shares have been repurchased pursuant to Section 5(m) below. Any such distribution shall be taken into account in determining the economic equivalent position of a holder of Preferred Shares as provided above (provided that such holder shall be in no worse position than a stockholder of the Corporation holding the same number of shares of Common Stock as such holder of Preferred Shares on an as-converted basis).

(i)            Automatic Redemption and Forced Conversion.

(1)           Automatic Redemption.    On the third (3rd) anniversary of the Closing Date (as defined in the Purchase Agreement) (“Automatic Redemption Date”), the Corporation shall redeem all outstanding Preferred Shares for cash at a redemption price per share equal to the Liquidation Value. Such cash payment shall be made on such Automatic Redemption Date or, if not a Trading Day, on the first Trading Day thereafter. If such cash payment is not paid in full within three (3) Trading Days following the Automatic Redemption Date, then the Corporation shall redeem all outstanding Preferred Shares for cash at the Premium Redemption Price (as defined in the Registration Rights Agreement). In addition, any such cash payments shall accrue interest at a rate equal to the lesser of 20% per annum or the highest rate permitted by law, until paid.

(2)           Forced Conversion.    Subject to Subsections 5(i)(3) and 5(i)(4) below, in the event that after the first anniversary of the Closing Date (as defined in the Purchase Agreement) the VWAP for at least twenty (20) out of thirty (30) consecutive Trading Days occurring after such first anniversary equals or exceeds 175% of the Initial Conversion Price, the Corporation shall have the right to compel holders of Preferred Shares (on a pro rata basis) to convert all or a portion of their Preferred Shares at the Conversion Price in effect on the conversion date; provided, however, that (1) the Corporation shall provide at least twenty-five (25) Trading Days prior written notice (“Forced Conversion Notice”) to all holders of its election hereunder, specifying the conversion date (“Forced Conversion Date”) and the number of shares to be converted, (2) the VWAP shall equal or exceed the Conversion Price at the time of such election notice and on each Trading Day thereafter through and including the Forced Conversion Date, (3) there shall be Effective Registration at the time such 30-Trading Day period commenced and all times thereafter through and including the Forced Conversion Date, and (4) holders of Preferred Shares may continue to convert any or all of their Preferred Shares after receiving the Corporation’s

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election notice under this Section 5(i)(2) (which conversions shall be applied against the number of Preferred Shares required to be converted on the Forced Conversion Date). Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.

(3)           Ownership Limitation.    Notwithstanding anything contained in subsection (2) above, no holder’s Preferred Shares shall be subject to forced conversion to the extent such conversion would result in the holder of Preferred Shares exceeding or violating the limitations or provisions contained in Section 5(j) below. In such event, the Preferred Shares of such holder shall be converted to the extent such limitations are not exceeded or violated, and the Corporation’s obligation to issue such Common Shares which would exceed such limits referred to in such Section 5(j) shall be suspended to the extent necessary until such time as shares of Common Stock may be issued in compliance with such restrictions, but following satisfaction of the condition precedent contained in this Section 5(i)(3), such holder of Preferred Shares shall be obligated to convert such Preferred Shares regardless of whether the VWAP equals or exceeds the Conversion Price on any Trading Day during such suspension or at the time of actual conversion following such suspension.

(4)           Conditions Precedent.    Notwithstanding the preceding subsection (2), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on the Forced Conversion Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion (waivable by any holder with respect to such holder’s Preferred Shares):

(A) There shall be Effective Registration;

(B) There shall not have occurred a Change in Control Transaction or the public announcement of a pending Change in Control Transaction which has not been abandoned or terminated; and

(C) The total number of Common Shares issuable hereunder (regardless of any limitations contained herein) shall have been duly authorized and reserved for issuance.

(j)            Limitations on Holder’s Right to Convert.

(A) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Preferred Shares) that have

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limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage limitation thereunder from 10%, and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction or event referred to in Section 5(m) below or any other transaction in which in excess of 50% of the Corporation’s voting control is transferred in one or a series of related transactions (whether by transfer, merger, consolidation or otherwise) or there is a replacement of more than 50% of the members of the Board of Directors of the Corporation with out the prior approval of the incumbent directors.

(B) The holder covenants at all times on each day (each such day being referred to as a “Covenant Day”) as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the “Covenant Period”) such holder will not acquire shares of Common Stock pursuant to any right (including conversion of Preferred Shares) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

(x)            the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

(y)           the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 5(j)(B) controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement or document entered into in connection therewith.

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The Corporation’s obligation or right to issue Common Shares which would exceed such limits referred to in this Section 5(j) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

(C) 19.9% Limitation. Notwithstanding anything contained herein, without prior stockholder approval, in no event shall the Corporation issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Subscribers under the Purchase Agreement would exceed 19.9% of the Corporation’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement. Only shares acquired pursuant to the Purchase Agreement, Preferred Shares and Warrants (as defined in the Purchase Agreement) will be included in determining whether the limitations would be exceeded for purposes of this paragraph.

(D) Each holder of Preferred Shares agrees that, following its receipt of any Forced Conversion Notice or Dividend Notice, such holder shall use its commercially reasonable best efforts to promptly divest itself of shares of Common Stock purchased on an Approved Market prior to the applicable Forced Conversion Date or Dividend Payment Date, as the case may be, to the extent necessary to permit (1) such forced conversion of the number of Preferred Shares elected by the Corporation in the Forced Conversion Notice, or (2) such dividend payment in Common Stock, as the case may be, without violation of the limitations contained in subsections (A) and (B) of this Section 5(j).

(E) Notwithstanding the foregoing, paragraphs (A), (B) and (D) of this Section 5(j) shall not apply to any holder which, on the date hereof, prior to the acquisition of any Preferred Shares, shall, together with any Aggregation Parties of such holder, be the beneficial owner of an amount of shares of Common Stock (excluding ownership by virtue of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth above) in excess of 10% of the issued and outstanding shares of Common Stock for so long as such holder maintains such beneficial ownership in excess of 10%.

(k)           Certificate for Conversion Price Adjustment. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5 and setting forth a brief statement of the facts requiring such adjustment or readjustment.

(l)            Specific Enforcement. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. Each holder of Preferred Shares and each permitted assignee shall have all rights and remedies set forth in this Certificate and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights

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which such holders have under any law. Any person having any rights under any provision of this Certificate shall be entitled to enforce such rights specifically or pursue other injunctive relief or other equitable remedies (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Certificate and to exercise all other rights granted by law. Each holder of Preferred Shares and each permitted assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

(m)          Mandatory Repurchase. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder’s Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to 120% of the Liquidation Value then in effect as of the date of such holder’s exercise of such repurchase option if any Change in Control Transaction shall be announced as pending or planned or any Change in Control Transaction shall otherwise occur, provided that the Corporation shall not be obligated to pay such repurchase price and so repurchase such Preferred Shares unless and until the date of consummation of such Change in Control Transaction occurs.

6. Voting Rights. The holders of Preferred Shares shall have the right to vote, in connection with any matter voted upon by, and as a single class with, the holders of Common Stock of the Corporation, with each such holder having one vote for each Common Share into which such holder’s Preferred Shares are then convertible hereunder (for clarification purposes, after applying the limitations contained in, and without violating the provisions of, Section 5(j) above). In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation’s Certificate of Incorporation, the affirmative vote of a majority of the Corporation’s outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations (whether by merger, consolidation, reclassification, reorganization or otherwise), or (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation (whether by merger, consolidation or otherwise) that may amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Shares, provided, however, that (a) holders of Preferred Shares (other than the Subscribers under the Purchase Agreement and their affiliates) who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote, (b) no vote shall be required in connection with a merger, the sole purpose of which is to effect a change of the Corporation’s state of incorporation and/or increase the number of members of the Board of Directors of the Corporation, so long as such merger or change does not in any way amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Shares, and (c) no vote shall be required in connection with a merger of the Corporation with or into another entity in connection with an acquisition of the Corporation by an unrelated third party, unless the holders of more than 50% of the outstanding shares of the Corporation entitled to vote on the election of directors of the Corporation immediately before the transaction hold, immediately after the transaction, more than 50% of the outstanding shares of the surviving entity entitled to vote on the election of directors of the Corporation or any successor entity.

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7. Notices. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

8. Certificates.

(a)   The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange. In the event that any holder of Preferred Shares notifies the Corporation that its certificate(s) therefor have been lost, stolen or destroyed, the Corporation shall promptly and without charge deliver replacement certificate(s) to such holder, provided that such holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s).

(b)   The certificate(s) representing the Preferred Shares and any shares of Common Stock issued upon conversion of the Preferred Shares which are not registered under the Securities Act of 1933 at the time of issuance may be imprinted with a legend in substantially the following form:

“THIS CERTIFICATE IS NOT REQUIRED TO BE PHYSICALLY SURRENDERED TO THE CORPORATION IN THE EVENT THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTED OR REDEEMED IN PART. AS A RESULT, FOLLOWING ANY CONVERSION OR REDEMPTION OF ANY PORTION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES INDICATED ON THIS CERTIFICATE. IF ANY SECURITIES ARE CONVERTED AS AFORESAID, THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER ANY SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL SUCH HOLDER FIRST PHYSICALLY SURRENDERS TO THE CORPORATION ALL CERTIFICATES REPRESENTING ANY SUCH SECURITIES WHICH HAVE PREVIOUSLY BEEN CONVERTED IN WHOLE OR IN PART, WHEREUPON THE CORPORATION WILL FORTHWITH ISSUE AND DELIVER UPON THE ORDER OF SUCH HOLDER NEW CERTIFICATE(S) EVIDENCING SUCH SECURITIES THEN HELD BY SUCH HOLDER.”

9. Attorneys’ Fees. In connection with enforcement by a holder of Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys’ fees and expenses incurred.

10. No Reissuance. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

11. No Senior Securities. So long as any Preferred Shares remain outstanding, the Corporation and its subsidiaries shall not, without the affirmative vote of the holders

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of at least 75% of the outstanding Preferred Shares, issue any securities directly or indirectly ranking senior to the Preferred Shares in any manner (including without limitation with respect to dividends, timing of receipt of liquidation preference or timing of redemption), except for debt securities which are not directly or indirectly convertible or exchangeable into or exercisable for securities which rank senior to the Preferred Shares in any manner.

12. Severability of Provisions. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

13. Limitations. Except as may otherwise be required by law and as are set forth in the Purchase Agreement and the Registration Rights Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

* * * * *

[Signature Page Follows]

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IN WITNESS WHEREOF, this Certificate of Designations of the Corporation has been duly executed this 10th day of July, 2001.

CHROMAVISION MEDICAL SYSTEMS, INC.

By:	/s/ Kevin C. O’Boyle
Name:	Kevin C. O’Boyle
Title:	Executive Vice President, Operations and Chief Financial Officer

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EXHIBIT A TO CERTIFICATE OF DESIGNATIONS

(To be Executed by Holder

in order to Convert Preferred Shares)

CONVERSION NOTICE

FOR

SERIES D 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

The undersigned, as a holder (“Holder”) of shares designated as Series D 5% Cumulative Convertible Preferred Stock (“Preferred Shares”) of CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the “Corporation”), hereby irrevocably elects to convert                            Preferred Shares for shares (“Common Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares (“Certificate”) as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate. The undersigned represents as of the date hereof that, after giving effect to such conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 5(j)(A) of the Certificate and will remain in compliance with Section 5(j)(B) of the Certificate.

Conversion Date:

Conversion Information:	NAME OF HOLDER:

By:
Print Name:
Print Title:

Print Address of Holder:

Issue Common Stock to:
at:

If Common Shares are to be issued to a person other than Holder,

Holder’s signature must be guaranteed below:

SIGNATURE GUARANTEED BY:

THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

Page 1 of Conversion Notice

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Page 2 to Conversion Notice dated		for:
	(Conversion Date)		(Name of Holder)

COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares being converted:			shares

(1)	Number of Preferred Shares x $1,000:	$

(2)	Accrued But Unpaid Dividends
[amount (1) above x (.05/360)
x number of days elapsed
	since dividends last paid]:	$

(3)	Liquidated Damages not yet paid:	$

Aggregate Liquidation Value [(1) + (2) + (3)]:			$

Conversion Price			$

Total Number of Common Shares = Aggregate Liquidation Value
Conversion Price

NUMBER OF COMMON SHARES ISSUED UPON CONVERSION = ________________ shares

The Holder hereby represents that, immediately following such conversion, the balance of the number of Preferred Shares held by such Holder equals ______________________ .

If the conversion is not being settled by DTC, please issue and deliver	certificate(s) for Common Shares in the
following amount(s):

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver certificate(s) for Preferred Shares in the following amounts:

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 02/20/2002
020112633 – 2609468

CERTIFICATE OF ELIMINATION

ChromaVision Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That, at a meeting of the Board of Directors the following resolution was duly adopted in accordance with Section 151(g) of the General Corporation Law of Delaware:

RESOLVED that no shares of the Series A Preferred Stock or the Series B Preferred Stock of this Corporation are outstanding, and no shares of either such series shall be issued pursuant to the certificate of designations previously filed with respect to each such series.

SECOND: That pursuant to the provisions of Sections 151(g) of the General Corporation Law of Delaware, the effect of filing this Certificate shall be to eliminate from the certificate of incorporation of the Corporation all matters set forth in the certificate of designations with respect to each of the Series A Preferred Stock and the Series B Preferred Stock.

IN WITNESS WHEREOF, said ChromaVision Medical Systems, Inc. has caused this Certificate to be signed by Douglas S. Harrington, M.D., its Chairman of the Board of Directors, and attested by Kevin C. O’Boyle, its Secretary, on this 12th day of February, 2002.

CHROMAVISION MEDICAL SYSTEMS, INC.

By:	/s/ Douglas S. Harrrington
Douglas S. Harrrington, M.D.,
Chairman of the Board of Directors

Attest:

/s/ Kevin C. O’Boyle
Kevin C. O’Boyle, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:00 PM 03/30/2004
FILED 03:00 AM 03/30/2004
SRV 040233328 – 2609468 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CHROMAVISION MEDICAL SYSTEMS, INC.

CHROMAVISION MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the board of directors held on February 17, 2004, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:

4. The aggregate number of shares that the corporation shall have authority to issue is One Hundred Eight Million (108,000,000) shares, of which One Hundred Million (100,000,000) shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).

SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated February 27, 2004.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused this certificate to be executed by Stephen T.D. Dixon, its Executive Vice President and Chief Financial Officer and duly authorized officer, as of March 30, 2004.

CHROMAVISION MEDICAL SYSTEMS, INC.

/s/ Stephen T.D. Dixon
Name:	Stephen T.D. Dixon
Title:	Executive Vice President and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:35 PM 04/26/2004
FILED 02:22 PM 04/26/2004
SRV 040301490 – 2609468 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “Corporation”) is Chroma Vision Medical Systems, Inc.

2.             The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.

3.             The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 22, 2004.

/s/ Stephen T. D. Dixon
Stephen T. D. Dixon, Executive Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 03/15/2005
FILED 09:01 AM 03/15/2005
SRV 050213297 – 2609468 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CHROMAVISION MERGER SUB, INC.
(a Delaware corporation)

WITH AND INTO

CHROMAVISION MEDICAL SYSTEMS, INC.
(a Delaware corporation)

It is hereby certified that:

1.     ChromaVision Medical Systems, Inc. (hereinafter sometimes referred to as the “Corporation”,) is a business corporation of the State of Delaware.

2.     The Corporation owns all of the outstanding shares of capital stock of ChromaVision Merger Sub, Inc., which is also a business corporation of the State of Delaware.

3.     On February 15, 2005, the Board of Directors of the Corporation adopted the following resolutions to merge ChromaVision Merger Sub, Inc. with and into the Corporation:

WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of ChromaVision Merger Sub, Inc., a Delaware corporation (“Merger Sub”); and

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation that the Corporation merge Merger Sub with and into the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that Merger Sub be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”), so that the separate existence of Merger Sub shall cease as soon as the Merger shall become effective, and the Corporation shall continue as the surviving corporation, governed by the laws of the State of Delaware; and

RESOLVED FURTHER, that the Merger shall have the effects as set forth in Section 259 of the Delaware General Corporation Law; and

RESOLVED FURTHER, upon effectiveness of the Merger, Article 1 of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

“1.   The name of the corporation is Clarient, Inc.”

RESOLVED FURTHER, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare, or cause to be prepared, and to execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge Merger Sub with and into the Corporation, and to file or cause to be filed the Certificate of Ownership and Merger with the Delaware Secretary of State; and

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to enter into, execute, deliver and cause the Corporation to perform its obligations under, any and all such other agreements, instruments or documents, and to take or cause to be taken any and all such other actions as such officer or officers may determine to be necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

4.     The Certificate of Ownership and Merger and the Merger shall become effective upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.

(Signature Page Follows)

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IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer as of this 15th day of March      , 2005.

CHROMAVISION MEDICAL SYSTEMS, INC.

By:	/s/ Stephen T.D. Dixon
Name:	Stephen T.D. Dixon
Title:	Executive Vice President

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